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                                                                     EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-33693 of Williams-Sonoma, Inc. on Form S-8 of our report dated June 17, 1997 appearing in the Annual Report on Form 11-K of the Williams-Sonoma, Inc. Employee Profit Sharing and Stock Incentive Plan for the fiscal year ended December 31, 1996.



Deloitte & Touche LLP
San Francisco, California

June 27, 1997